EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-32363) pertaining to the 1997 Long-Term Incentive Plan and the 1997 Non-Employee Director Plan of Metals USA, Inc. of our report dated October 4, 1996, with respect to the financial statements of Affiliated Metals Company as of August 31, 1996 and for the fifty-two weeks then ended included in the Annual Report (Form 10-K) of Metals USA, Inc. for the year ended December 31, 1997.

                                          ERNST & YOUNG LLP

St. Louis, Missouri
March 27, 1998